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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 26, 2001 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the year ending December 31, 2000 into the Company's previously filed Registration Statement File Nos. 2-94541, 33-30454, 33-65391, 333-16471, 333-49553,
333-92291, 333-30974, 333-46904, and 333-48718.






/S/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 29, 2001